Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

August 18, 2020
USA Technologies, Inc. 100 Deerfield Lane, Suite 300 Malvern, Pennsylvania 19355

Re:   Registration Statement on Form S-8 for Sean Feeney Inducement Award
Ladies and Gentlemen:
Reference is made to the registration statement on Form S-8 (the "Registration Statement") of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company, as an employment inducement award to Sean Feeney in connection with his employment by the Company as its Chief Executive Officer, of up to 1,000,000 shares of common stock, no par value, of the Company (“Common Stock”), that may be issued from time to time by the Company upon the exercise of stock options (the “Option Shares”) granted to Mr. Feeney pursuant to a Non-Qualified Stock Option Award Agreement, effective May 8, 2020, between Mr. Feeney and the Company (the “Stock Option Award”). You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.  No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issuance of the Option Shares.
We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, the Stock Option Award, the resolutions of the Compensation Committee of the Company’s Board of Directors approving the Stock Option Award (collectively, the “Resolutions”) and such other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company and we have not independently established the facts so relied on.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

USA Technologies, Inc. August 18, 2020 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that when the Option Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of Mr. Feeney after they have been issued and delivered against payment therefor and otherwise in the manner described in the Resolutions, the Registration Statement and the Stock Option Award, the Option Shares will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Amended and Restated Articles of Incorporation then in effect), validly issued, fully paid and nonassessable.
We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state, and the federal laws of the United States of America.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP